                                                                  Exhibit 14 (b)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT S. SCHIMEK and RICHARD T. PISANO, or each of them, as his true and lawful attorneys-in fact and agents, to sign any and all amendments to the Registration Statements listed below, for which THE VARIABLE ANNUITY LIFE INSURANCE COMPANY serves as Depositor and AMERICAN HOME ASSURANCE COMPANY serves as Guarantor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

REGISTRANT NAME                  FILE NOS.
---------------            ----------------------
                           033-75292 / 811-03240
                           002-32783 / 811-03240
VALIC SEPARATE ACCOUNT A   002-96223 / 811-03240
                           333-124398 / 811-03240
                           333-49232 / 811-03240



/s/ MERTON BERNARD AIDINOFF
-------------------------------------           Director          April 29, 2008
MERTON BERNARD AIDINOFF


/s/ CHARLES H. DANGELO
-------------------------------------           Director          April 29, 2008
CHARLES H. DANGELO


/s/ JOHN QUINLAN DOYLE
-------------------------------------    Director and President   April 29, 2008
JOHN QUINLAN DOYLE


/s/ DAVID NEIL FIELDS
-------------------------------------           Director          April 29, 2008
DAVID NEIL FIELDS


/s/ KENNETH VINCENT HARKINS
-------------------------------------           Director          April 29, 2008
KENNETH VINCENT HARKINS


/s/ DAVID LAWRENCE HERZOG
-------------------------------------           Director          April 29, 2008
DAVID LAWRENCE HERZOG


/s/ ROBERT EDWARD LEWIS
-------------------------------------           Director          April 29, 2008
ROBERT EDWARD LEWIS


/s/ KRISTIAN PHILIP MOOR
-------------------------------------    Director and Chairman    April 29, 2008
KRISTIAN PHILIP MOOR



/s/ WIN JAY NEUGER
-------------------------------------           Director          April 29, 2008
WIN JAY NEUGER


/s/ ROBERT S. SCHIMEK
-------------------------------------    Director, Senior Vice    April 29, 2008
ROBERT S. SCHIMEK                       President and Treasurer


/s/ NICHOLAS SHAW TYLER
-------------------------------------           Director          April 29, 2008
NICHOLAS SHAW TYLER


/s/ NICHOLAS CHARLES WALSH
-------------------------------------           Director          April 29, 2008
NICHOLAS CHARLES WALSH


/s/ MARK TIMOTHY WILLIS
-------------------------------------           Director          April 29, 2008
MARK TIMOTHY WILLIS